                                                                  EXHIBIT 3.1(b)

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                       ECHOSTAR COMMUNICATIONS CORPORATION

                            (effective July 6, 2003)

                                    ARTICLE I

                       Principal Office and Corporate Seal

         Section 1.1 - Offices. The initial principal office and place of business of EchoStar Communications Corporation (the "Corporation") shall be at 90 Inverness Circle East, Englewood, Colorado 80112. Other offices and places of business either within or outside Nevada or Colorado may be established from time to time by resolution of the Board of Directors or as the business of the Corporation may require. The registered office of the Corporation required by Title 7, Chapter 78 of the Nevada Revised Statutes to be maintained in Nevada may be changed from time to time by the Board of Directors.

         Section 1.2 - Seal. The seal of the Corporation shall have inscribed thereon the name of the Corporation and the word "Seal", and shall be in such form as may be approved by the Board of Directors, which shall have the power to alter the same at its pleasure. The Corporation may use the seal by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

                                   ARTICLE II

                           Shares and Transfer Thereof

         Section 2.1 - Certificates. The shares of this Corporation shall be represented by consecutively numbered certificates signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, and may be, but are not required to be, sealed with the Seal of the Corporation or a facsimile thereof. The signatures of the President or Vice President and the Secretary or Assistant Secretary, upon a certificate, may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue. Every certificate representing shares issued by the Corporation which is authorized to issue shares of more than one class or more than one series of any class shall set forth on the face or back of the certificate or shall state that the Corporation will furnish to any Shareholder upon request and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class to be issued and if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series, so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

         Each certificate representing shares shall state the following upon the face thereof: the name of the state of the Corporation's organization, the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share, if any, represented by such certificate or a statement that the shares are without par value. Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors. No certificate shall be issued until the shares represented thereby are fully paid.

         Section 2.2 - Record. A record shall be kept of the name of each person or other entity holding the stock represented by each certificate for shares of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. The person or other entity in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock, for all purposes as regards the Corporation.

         Section 2.3 - Consideration for Shares. Shares shall be issued for such consideration, expressed in dollars (but not less than the par value, if any, thereof) as shall be fixed from time to time by the Board of Directors. That part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed the consideration for the issuance of such dividend shares. Such consideration may consist, in whole or in part, of money, other property, tangible or intangible, or in labor or services actually performed for the Corporation, but neither promissory notes nor future services shall constitute payment or part payment for shares.

         Section 2.4 - Cancellation of Certificates. No new certificates evidencing shares shall be issued unless and until the old certificate or certificates, in lieu of which the new certificate is issued, shall be surrendered for cancellation, except as modified in Section 2.3 of this Article II.

         Section 2.5 - Lost Certificates. In case of loss or destruction of any certificate of shares, another certificate may be issued in its place upon satisfactory proof of such loss or destruction and, at the discretion of the Corporation, upon giving to the Corporation a satisfactory bond of indemnity issued by a corporate surety in an amount and for a period satisfactory to the Board of Directors.

         Section 2.6 - Closing of Transfer Books - Record Date. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed in any case sixty (60) days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to notice of, or to vote at a meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than sixty (60) days prior to the date on which the particular action requiring such determination of Shareholders is to be taken. If the Board of Directors does not order the stock transfer books closed, or fix in advance a record date, as above provided, then the record date for the determination of Shareholders entitled to notice of, or to vote at any meeting of Shareholders, or any adjournment thereof, or entitled to receive payment of any dividend or for the determination of Shareholders for any proper purpose shall be thirty (30) days prior to the date on which the particular action requiring such determination of Shareholders is to be taken.

         Section 2.7 - Transfer of Shares. Upon surrender to the Corporation or to a transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock book of the Corporation which shall be kept at its principal office or by its registrar duly appointed.

         The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall be express or other notice thereof, except as may be required by the laws of Nevada.

         Section 2.8 - Transfer Agents, Registrars and Paying Agents. The Board may, at its discretion, appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the Corporation. Such agents and registrars may be located either within or outside Nevada. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

                                   ARTICLE III

                        Shareholders and Meetings Thereof

         Section 3.1 - Shareholders of Record. Only Shareholders of record on the books of the Corporation shall be entitled to be treated by the Corporation as holders in fact of the shares standing in their respective names, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, any shares on the part of any other person, firm or corporation, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Nevada.

         Section 3.2 - Place of Meeting. Meetings of Shareholders shall be held at the principal office of the Corporation or at such other place, either within or without Nevada, as shall be determined by the Board of Directors.

         Section 3.3 - Annual Meeting. The annual meeting of shareholders of the Corporation for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held as determined by resolution of the Board of Directors. If a quorum be not present, the meeting may be adjourned from time to time, but no single adjournment shall exceed sixty
(60) days. The first annual meeting of Shareholders shall be held at such date as the Board of Directors shall determine. If the election of directors shall not be held at the annual meeting of Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of Shareholders as soon thereafter as convenient.

         Section 3.4 - Special Meeting. Special meetings of Shareholders for any purpose unless otherwise prescribed by statute may be called by the President (or in his absence by a Vice President), the Board of Directors, or the holders of not less than one-third (1/3) of all shares entitled to vote on the subject matter for which the meeting is called. Any holder or holders of not less than one-third (1/3) of all of the outstanding shares of the Corporation who desire to call a special meeting pursuant to this Article III, Section 3.4 shall notify the President that a special meeting of the Shareholders shall be called. Within thirty (30) days after notice to the President, the President shall set the date, time and location of the Shareholders meeting.

         Section 3.5 - Notice of Meeting. Written notice stating the place, day and hour of the Shareholders' meeting, and in case of a special meeting of Shareholders, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, the Board of Directors, or the officer or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting, except that if the authorized shares are to be increased, at least thirty (30) days' notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Failure to deliver such notice or obtain a waiver thereof shall not cause the meeting to be lost, but it shall be adjourned by the Shareholders present for a period not to exceed sixty (60) days until any deficiency to notice or waiver shall be supplied.

         Section 3.6 - Adjournment. When a meeting is for any reason adjourned to another time, notice will not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting.

         Section 3.7 - Organization. The President or any Vice President shall call meetings of Shareholders to order and act as chairman of such meetings. In the absence of said officers, any Shareholder entitled to vote at that meeting, or any proxy of any such Shareholder, may call the meeting to order and a chairman shall be elected by a majority of the Shareholders entitled to vote at that meeting. In the absence of the Secretary or any Assistant Secretary of the Corporation, any person appointed by the chairman shall act as Secretary of such meeting.

         Section 3.8 - Agenda and Procedure. The Board of Directors shall have the responsibility for establishing an agenda for each meeting of Shareholders, subject to the rights of Shareholders to raise matters for consideration which may otherwise properly be brought before the meeting although not included within the agenda. The chairman shall be charged with the orderly conduct of all meetings of Shareholders; provided, however, that in the event of any difference in opinion with respect to the proper course of action which cannot be resolved by reference to statute, or to the Articles of Incorporation, or these Bylaws, Robert's Rules of Order (as last revised) shall govern the disposition of the matter.

         Section 3.9 - Voting Records. The officer or agent having charge of the stock transfer books for shares of this Corporation shall make, at least ten
(10) days, before each meeting of Shareholders, a complete record of the Shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which record, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the Corporation, whether within or without Nevada, and shall be subject to inspection by any Shareholder for any purpose germane to the meeting at any time during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the Shareholders entitled to examine such record or transfer books or to vote at any meeting of Shareholders.

         Section 3.10 - Quorum. A quorum at any meeting of Shareholders shall consist of a majority of the shares of the Corporation entitled to vote thereat represented in person or by proxy. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the Shareholders. If fewer than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice for a period not to exceed sixty (60) days at any one adjournment. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The Shareholders present at a duly organized meeting may continue to transact business until adjourned, notwithstanding the withdrawal of Shareholders so that less than a quorum remains.

         Section 3.11 - Proxies. A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney in fact. No proxy shall be valid after six (6) months from the date of Its execution, unless otherwise provided in the proxy.

         Section 3.12 - Action by Written Consent. Unless the Articles of Incorporation or these Bylaws specifically provide otherwise, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by shareholders holding at least a majority of the voting power, except that if any greater proportion of voting power is required for such action at a meeting, then such greater proportion of written consents shall be required. In no instance where action is authorized by written consent need a meeting of shareholders be called or noticed.

         Section 3.13 - Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote, and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of Shareholders, except as may be otherwise provided in the Articles of Incorporation. If the Articles of Incorporation provide for more or less than one vote for any share on any matter, every reference in Title 7, Chapter 78 of the Nevada Revised Statutes to a majority or other proportion or number of shares shall refer to such a majority or other proportion or number of votes entitled to be cast with respect to such matter. In the election of directors, each record holder of stock entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him, for as many persons as there are directors to be elected, and for whose election he has the right to vote unless the Articles of Incorporation otherwise provide. Cumulative voting shall not be allowed.

                                   ARTICLE IV

                         Directors: Powers and Meetings

         Section 4.1 - General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, except as otherwise provided in Title 7, Chapter 78 of the Nevada Revised Statutes or the Articles of Incorporation.

         Section 4.2 - Performance of Duties. A director of the Corporation shall perform his duties as a director, including his duties as a member of any committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed in paragraphs (a), (b), and (c) of this Section 4.2; but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his duties shall not have any liability by reason of being or having been a director of the Corporation. Those persons and groups upon whose information, opinions, reports, and statements a director is entitled to rely are:

                  (a) One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;

                  (b) Counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence; or

                  (c) A committee of the Board upon which he does not serve, duly designated in accordance with the provisions of the Articles of incorporation or the Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

         Section 4.3 - Number; Tenure; Qualification; Chairman. The number of directors which shall constitute the whole Board of Directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors or stockholders (any such resolution of the Board of Directors or stockholders being subject to any later resolution of either of them). The number of directors of the Corporation shall be not less than three (3), nor more than ten (10) who need not be Shareholders of the Corporation or residents of the State of Nevada and who shall be elected at the annual meeting of Shareholders or some adjournment thereof, except that there need be only as many directors as there are Shareholders in the event that the outstanding shares are held of record by fewer than three (3) persons. Directors shall hold office until the next succeeding annual meeting of Shareholders or until their successors shall have been elected and shall qualify. No provision of this section shall be restrictive upon the right of the Board of Directors to fill vacancies or upon the right of Shareholders to remove Directors as is hereinafter provided. The Board of Directors may designate one director as the Chairman of the Board of Directors.

         Section 4.4 - Resignation. Any Director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the President, any Vice President or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

         Section 4.5 - Annual Meeting. The annual meeting of the Board of Directors shall be held at the same place as, and immediately after, the annual meeting of Shareholders, and no notice shall be required in connection therewith. The annual meeting of the Board of Directors shall be for the purpose of electing officers and the transaction of such other business as may come before the meeting.

         Section 4.6 - Special Meeting. Special meetings of the Board of Directors may be called at any time by the President (or in his absence by a Vice President), or by any director, and may be held within or outside the State of Nevada at such time and place as the notice or waiver thereof may specify. Notice of such meetings shall be mailed or telegraphed to the last known address of each director at least five (5) days, or shall be given to a director in person or by telephone at least forty-eight (48) hours prior to the date or time fixed for the meeting. Special meetings of the Board of Directors may be held at any time that all directors are present in person, and presence of any director at a meeting shall constitute waiver of notice of such meeting, except as otherwise provided by law. Unless specifically required by law, the Articles of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 4.7 - Meetings by Telephone. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

         Section 4.8 - Quorum. A quorum at all meetings of the Board of Directors shall consist of a majority of the number of directors then holding office, but a smaller number may adjourn from time to time without further notice, until a quorum be secured. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by Title 7, Chapter 78 of the Nevada Revised Statutes, the Articles of Incorporation or these Bylaws.

         Section 4.9 - Manner of Acting. If a quorum is present, the affirmative vote of a majority of the directors present at the meeting and entitled to vote on that particular matter shall be the act of the Board, unless the vote of a greater number is required by law or the Articles of Incorporation.

         Section 4.10 - Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or forwards such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 4.11 - Action by Written Consent. Unless the Articles of Incorporation or these By-laws specifically provide otherwise, any action required or permitted to be taken at a meeting of the Board of Directors or any committee designated by such board may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each director or committee member, and delivered to the Secretary for inclusion in the minutes or for filing with the corporate records. Action taken under this section is effective when all directors or committee members have signed the consent, unless the consent specifies a different effective date. Such consents shall have the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any document.

         Section 4.12 - Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and shall hold such office until his successor is fully elected and shall qualify. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting, or at a special meeting of Shareholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of Directors shall hold office until the next annual meeting of Shareholders and until his successor shall have been elected and shall qualify.

         Section 4.13 - Compensation. Directors may receive such fees as may be established by appropriate resolution of the Board of Directors for attendance at meetings of the Board, and in addition thereto, shall receive reasonable travel expenses, if any is required, for attendance at such meetings.

         Section 4.14 - Committees. The Board of Directors may by resolution designate one or more directors to constitute one or more committees which each shall have and may exercise all authority in the management of the Corporation as the Board of Directors to the extent provided in such resolution for such committee; but no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the Shareholders the sale, lease, exchange, or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the Shareholders a voluntary dissolution of the Corporation or a revocation thereof, or amending the Bylaws of the Corporation. The designation of such committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. Each member of the Board of Directors, whether or not such director is a member of such committees, shall be entitled to receive notice of each meeting of each committee of such Board of Directors and each member of the Board of Directors shall be entitled to attend each meeting of any such committee, whether or not such director is a member of such committee.

         Section 4.15 - Removal. The Shareholders may, at a meeting called for the express purpose of removing directors, by the vote of Shareholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to voting power, remove the entire Board of Directors or any lesser number, with or without cause.

                                    ARTICLE V

                                    Officers

         Section 5.1 - General. The elective officers of the Corporation shall be a President, any number of Vice Presidents, a Secretary, any number of Assistant Secretaries, a Treasurer and any number of Assistant Treasurers, who shall be elected annually by the Board of Directors at its first meeting after the annual meeting of Shareholders. Unless removed in accordance with the procedures established by law and these Bylaws, the said officers shall serve until the next succeeding annual meeting of the Board of Directors and until their respective successors are elected and shall qualify. Any two or more offices may be held by the same person at the same time. The officers of the Corporation shall be natural persons of the age of eighteen (18) years or older.

         Section 5.2 - Election and Term of Office. The Board may elect or appoint such other officers and agents as it may deem advisable, who shall hold office during the pleasure of the Board, and shall be paid such compensation as may be directed by the Board.

         Section 5.3 - Powers and Duties. The officers of the Corporation shall respectively exercise and perform the respective powers, duties and functions as are stated below, and as may be assigned to them by the Board of Directors, not inconsistent with these Bylaws.

                  (a) President. The President shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. He shall preside at all meetings of the Shareholders and of the Board of Directors. The President or a Vice President, unless some other person is specifically authorized by the Board of Directors, shall sign all stock certificates, bonds, deeds, mortgages, leases and contracts of the Corporation. The President shall perform all the duties commonly incident to his office and such other duties as the Board of Directors shall designate.

                  (b) Vice President. In the absence or disability of the President, the Vice President or Vice Presidents, in order of their rank as fixed by the Board of Directors, and if not ranked, the Vice Presidents in the order designated by the Board of Directors shall perform all the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions on the President. Each Vice President shall have such other powers and perform such other duties as may from time to time be assigned to him by the President.

                  (c) Secretary. The Secretary shall keep accurate minutes of all meetings of the Shareholders and the Board of Directors. He shall keep, or cause to be kept, a register of the Shareholders of the Corporation and shall be responsible for the giving of notice of meetings of the Shareholders and the Board of Directors. The Secretary shall be custodian of the records and of the seal of the Corporation and shall attest the affixing of the seal of the Corporation when so authorized. The Secretary shall perform all duties commonly incident to his office and such other duties as may from time to time be assigned to him by the President.

                  (d) Assistant Secretary. An Assistant Secretary may, at the request of the Secretary, or in the absence or disability of the Secretary, perform all the duties of the Secretary. He shall perform such other duties as may assigned to him by the President or by the Secretary.

                  (e) Treasurer. The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the money, funds, valuable papers and documents of the Corporation. He shall keep accurate books of accounts of the Corporation's transactions, which shall be the property of the Corporation, and shall render financial reports and statements of condition of the Corporation when so requested by the Board of Directors or President. The Treasurer shall perform all duties commonly incident to his office and such other duties as may from time to time be assigned to him by the President.

                  (f) Assistant Treasurer. An Assistant Treasurer may, at the request of the Treasurer, or in the absence or disability of the Treasurer, perform all of the duties of the Treasurer. He shall perform such other duties as may be assigned to him by the President or the Treasurer.

         Section 5.4 - Salaries. All officers of the Corporation may receive salaries or other compensation if so ordered and fixed by the Board of Directors. The Board shall have the authority to fix salaries in advance for stated periods or render the same retroactive as the Board may deem advisable.

         Section 5.5 - Inability to Act. In the event of absence or inability of any officer to act, the Board of Directors may delegate the power or duties of such officer to any other officer, director or person whom it may select.

         Section 5.6 - Removal. Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not, of itself, create contract rights.

                                   ARTICLE VI

                                     Finance

         Section 6.1 - Reserve Fund. The Board of Directors, in its uncontrolled discretion, may set aside from time to time, out of the net profits or earned surplus of the Corporation, such sum or sums as it deems expedient as a reserve fund to meet contingencies, for equalizing dividends, for maintaining any property of the Corporation, and for any other purposes.

         Section 6.2 - Checks and Deposits. The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust companies, as the Board of Directors shall designate, and may be drawn out only on checks signed in the name of the Corporation by such person or persons as the Board of Directors by appropriate resolution may direct. Notes and commercial paper, when authorized by the Board, shall be signed in the name of the Corporation by such officer or officers or agent or agents as shall thereto be authorized from time to time.

         Section 6.3 - Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year or shall be as otherwise determined by resolution of the Board of Directors.

                                   ARTICLE VII

                              Bankruptcy/Insolvency

         The Corporation shall not, without the affirmative vote of the whole Board of Directors of the Corporation, institute any proceedings to adjudicate the Corporation a bankrupt or insolvent, consent to the institution of bankruptcy or insolvency proceedings against the Corporation, file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property or admit its inability to pay its debts generally as they become due or authorize any of the foregoing to be done or taken on behalf of the Corporation.

                                  ARTICLE VIII

                                Waiver of Notice

         With any notices required by law or under these Bylaws to be given to any shareholder or director of the Corporation, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein shall be the equivalent to the giving of such notice.

                                   ARTICLE IX

                Indemnification of Directors, Officers and Others

         Section 9.1. To the full extent permitted by Title 7, Chapter 78 of the Nevada Revised Statutes, Section 751, as the same may be amended from time to time, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 9.2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Section 9.3. To the extent that a director, officer, or employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 9.1 and 9.2 of this Article IX, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 9.4. Any indemnification under Section 9.1 and 9.2 of this
Article IX (unless ordered by a Court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the office, director and employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 9.1 and 9.2 of this Article IX. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the affirmative vote of the holders of a majority of the shares entitled to vote and represented at a meeting called for such purpose.

         Section 9.5. Expenses (including attorneys fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation as they are incurred and in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors as provided in Section 9.4 of this Article IX upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined by a final order of a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation as authorized in this
Article IX.

         Section 9.6. The Board of Directors may exercise the Corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability hereunder or otherwise.

         Section 9.7. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation, these Bylaws, agreement, vote or shareholders or disinterested directors, Title 7, Chapter 78 of the Nevada Revised Statutes, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and representatives of such person.

         Section 9.8. The Corporation shall have the power to indemnify current or former directors, officers, employees and agents to the fullest extent provided by the laws of the State of Nevada.

                                    ARTICLE X

                                   Amendments

         These Bylaws may be altered, amended or repealed at the annual meeting of the Board of Directors or at any special meeting of the Board called for that purpose.

                                   ARTICLE XI

                                  Miscellaneous

         Section 11.1 - Loans. The Corporation may loan money to, guarantee the obligations of and otherwise assist directors, officers and employees of the Corporation, or directors of another corporation of which the Corporation owns a majority of the voting stock, only upon compliance with the requirements of Title 7, Chapter 78 of the Nevada Revised Statutes.

         No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by resolution of the Board of Directors. Such activity may be general or confined to specific instances.

         Section 11.2 - Contracts. The Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

         Section 11.3 - Emergency Bylaws. Subject to repeal or change by action of the shareholders, the Board of Directors may adopt emergency Bylaws in accordance with and pursuant to the provisions of Title 7, Chapter 78 of the Nevada Revised Statutes.

                                                     /s/ David K. Moskowitz
                                                     ---------------------------
                                                     David K. Moskowitz
                                                     Secretary